SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 21, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

            CHL Mortgage Pass-Through Certificates, Series 2001-32
                                    Issuer

                             --------------------


The Class A-10             The Class A-10 Certificates
Certificates represent
obligations of the trust    o  This supplement relates to the offering of the
only and do not represent      Class A-10 Certificates of the series referenced
an interest in or              above. This supplement does not contain complete
obligation of CWMBS,           information about the offering of the Class A-10
Inc., Countrywide Home         Certificates. Additional information is
Loans, Inc., Countrywide       contained in the prospectus supplement dated
Home Loans Servicing LP        December 21, 2001, prepared in connection with
or any of their                the offering of the offered certificates of the
affiliates.                    series referenced above and in the prospectus of
                               the depositor dated October 22, 2001. You are
This supplement may be         urged to read this supplement, the prospectus
used to offer and sell         supplement and the prospectus in full.
the offered certificates
only if accompanied by      o  As of March 25, 2004, the class certificate
the prospectus supplement      balance of the Class A-10 Certificates was
and the prospectus.            approximately $30,000,000.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-10 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 16, 2004

                               THE MORTGAGE POOL

     As of March 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 208 Mortgage Loans having an aggregate Stated Principal Balance of approximately $66,968,574.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                            As of March 1, 2004
                                                            -------------------

Total Number of Mortgage Loans.........................        208
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
      31-60 days.......................................          1.44%
      61-90 days.......................................          0.00%
      91 days or more (excluding pending foreclosures).          0.00%
                                                                 -----
      Total Delinquencies..............................          1.44%
                                                                 =====
Foreclosures Pending...................................          1.44%
                                                                 -----
Total Delinquencies and foreclosures pending...........          2.88%
                                                                 =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $48.748 billion at December 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                             At February 28 (29),                  At December 31,
                                     ------------------------------  ----------------------------------------------
                                           2000            2001            2001            2002           2003
                                     ---------------  -------------  --------------  --------------  --------------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
     30-59 days...................            1.36%          1.61%           1.89%           2.11%           2.77%
     60-89 days...................            0.22           0.28            0.39            0.53            1.18%
     90 days or more (excluding
        pending foreclosures).....            0.16           0.14            0.23            0.35            1.45%
                                     ---------------  -------------  --------------  --------------  --------------
          Total of delinquencies              1.75%          2.03%           2.50%           2.99%           5.41%
                                     ===============  =============  ==============  ==============  ==============
Foreclosures pending..............            0.16%          0.27%           0.31%           0.31%           1.39%
                                     ===============  =============  ==============  ==============  ==============
Total delinquencies and
  foreclosures pending............            1.91%          2.30%           2.82%           3.31%           6.80%
                                     ===============  =============  ==============  ==============  ==============

Net Gains/(Losses) on liquidated
  loans(1)........................     $(3,076,240)    $(2,988,604)   $(5,677,141)   $(10,788,657)   $(16,159,208)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2).......          (0.017)%       (0.014)%        (0.022)%        (0.032)%        (0.033)%
Percentage of Net Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1).....................          (0.017)%       (0.015)%        (0.023)%        (0.033)%        (0.034)%
--------------

     (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

     (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                  DESCRIPTION OF THE CLASS A-10 CERTIFICATES

     The Class A-10 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of March 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class A-10 Certificates was approximately $30,000,000, evidencing a beneficial ownership interest of approximately 44.80% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $52,060,972 and evidenced in the aggregate a beneficial ownership interest of approximately 77.74% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $14,907,602 and evidenced in the aggregate a beneficial ownership interest of approximately 22.26% in the Trust Fund. For additional information with respect to the Class A-10 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The March 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class A-10 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Class A-10 Certificates,"

     o interest accrues on the Class A-10 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each Non-Discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class A-10 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class A-10 Certificates is April 16, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% of the Prepayment Assumption assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-10 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                             Percentage of the
                                           Prepayment Assumption
                                     --------------------------------
            Distribution Date        0%    100%   275%   400%    500%
            -----------------        ---   ----   ----   ----    ----
            Initial...............   100   100    100     100    100
            April 2005............   100    93     78     68      60
            April 2006............   100    84     60     44      33
            April 2007............   98     77     45     27      15
            April 2008............   97     70     34     16      5
            April 2009............   95     64     26      9      0
            April 2010............   93     58     20      5      0
            April 2011............   92     53     16      3      0
            April 2012............   89     49     13      2      0
            April 2013............   87     45     11      2      0
            April 2014............   85     41     9       1      0
            April 2015............   82     38     7       1      0
            April 2016............   80     34     6       1      0
            April 2017............   77     31     4       1      0
            April 2018............   74     28     4       0      0
            April 2019............   70     25     3       0      0
            April 2020............   67     22     2       0      0
            April 2021............   63     20     2       0      0
            April 2022............   59     17     1       0      0
            April 2023............   54     15     1       0      0
            April 2024............   50     13     1       0      0
            April 2025............   45     11     1       0      0
            April 2026............   39     9      0       0      0
            April 2027............   33     7      0       0      0
            April 2028............   27     6      0       0      0
            April 2029............   20     4      0       0      0
            April 2030............   13     2      0       0      0
            April 2031............    5     1      0       0      0
            April 2032............    0     0      0       0      0
            Weighted Average Life
            (in years)* ..........   18.5  9.7    4.0     2.3    1.7

           --------------------------
           (*) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
-

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,930,170, $0.00 and $0.00, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the A-10 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

      Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

  Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-10 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-10 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class A-10 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-10 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans
(As of Reference Date)

Total Number of Loans                           208
Aggregate Principal Balance                 $66,968,574
Average Principal                             $321,964      $44,570 to $965,085
Weighted Average Mortgage Rate                 7.034%         6.125% to 9.000%
Net Weighted Average Mortgage Rate             6.773%         5.866% to 8.741%
Weighted Average Original Term (months)         357              240 to 360
Weighted Average Remaining Term (months)        326              182 to 335
Weighted Average Combined Loan-to-Value
  Ratio                                        73.02%        21.60% to 102.99%


                                          MORTGAGE RATES

                                       Number of               Aggregate      Percent of
                                        Mortgage           Principal Balance   Mortgage
Mortgage Rates(%)                        Loans                Outstanding        Pool
-----------------------------------------------------------------------------------------------
6.125                                      1                   $153,787          0.23          %
6.250                                      4                  $1,198,762         1.79
6.375                                      6                  $2,164,183         3.23
6.500                                      27                 $10,270,122        15.34
6.625                                      18                 $7,444,600         11.12
6.750                                      14                 $5,233,545         7.81
6.875                                      15                 $5,892,185         8.80
7.000                                      18                 $5,031,425         7.51
7.125                                      9                  $2,415,981         3.61
7.250                                      25                 $6,100,094         9.11
7.375                                      18                 $6,948,248         10.38
7.500                                      19                 $5,542,480         8.28
7.594                                      1                   $123,351          0.18
7.625                                      13                 $3,164,159         4.72
7.750                                      8                  $2,110,169         3.15
7.875                                      5                  $1,776,787         2.65
8.250                                      2                   $526,440          0.79
8.500                                      1                   $204,967          0.31
8.875                                      2                   $359,604          0.54
8.990                                      1                   $125,179          0.19
9.000                                      1                   $182,506          0.27
-----------------------------------------------------------------------------------------------

Total                                     208                 $66,968,574       100.00         %
===============================================================================================



                             CURRENT MORTGAGE LOAN PRINCIPAL BALANCES


                                       Number of               Aggregate      Percent of
Range of Current Mortgage               Mortgage           Principal Balance   Mortgage
Loan Amounts                             Loans                Outstanding        Pool
-----------------------------------------------------------------------------------------------
$0.01 - $100,000.00                        11                  $809,191          1.21          %
$100,000.01 - $200,000.00                  31                 $4,388,427         6.55
$200,000.01 - $300,000.00                  35                 $9,262,900         13.83
$300,000.01 - $400,000.00                  88                 $30,447,452        45.47
$400,000.01 - $500,000.00                  30                 $13,343,271        19.92
$500,000.01 - $600,000.00                  5                  $2,730,175         4.08
$600,000.01 - $700,000.00                  4                  $2,556,692         3.82
$700,000.01 - $800,000.00                  1                   $731,620          1.09
$800,000.01 - $900,000.00                  1                   $808,092          1.21
$900,000.01 - $1,000,000.00                2                  $1,890,753         2.82
-----------------------------------------------------------------------------------------------

Total                                     208                 $66,968,574       100.00         %
===============================================================================================




                               DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                       Number of              Aggregate       Percent of
                                       Mortgage           Principal Balance    Mortgage
Type of Program                          Loans               Outstanding         Pool
-----------------------------------------------------------------------------------------------
Full/Alternative                          155                $47,614,540         71.10         %
Reduced                                   39                 $14,175,032         21.17
Streamline                                14                 $5,179,002          7.73
-----------------------------------------------------------------------------------------------

Total                                     208                $66,968,574        100.00         %
===============================================================================================



                                    ORIGINAL LOAN-TO-VALUE RATIOS

                                       Number of              Aggregate       Percent of
Range of Original Loan-to-Value        Mortgage           Principal Balance    Mortgage
Ratios(%)                                Loans               Outstanding         Pool
-----------------------------------------------------------------------------------------------
50.00 or less                             16                 $6,052,735          9.04          %
50.01 - 55.00                              6                 $2,368,298          3.54
55.01 - 60.00                              7                 $2,155,321          3.22
60.01 - 65.00                             14                 $4,972,175          7.42
65.01 - 70.00                             15                 $5,931,428          8.86
70.01 - 75.00                             24                 $11,186,387         16.70
75.01 - 80.00                             74                 $24,436,880         36.49
80.01 - 85.00                              7                 $1,404,301          2.10
85.01 - 90.00                             10                 $2,934,030          4.38
90.01 - 95.00                             10                 $2,093,145          3.13
95.01 - 100.00                            24                 $3,366,576          5.03
100.01 - 105.00                            1                   $67,300           0.10
-----------------------------------------------------------------------------------------------

Total                                     208                $66,968,574        100.00         %
===============================================================================================



                              STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                       Number of              Aggregate       Percent of
                                       Mortgage           Principal Balance    Mortgage
State                                    Loans               Outstanding         Pool
-----------------------------------------------------------------------------------------------
Alabama                                    5                 $1,402,852          2.09          %
California                                74                 $28,717,522         42.88
Colorado                                  10                 $3,124,841          4.67
Connecticut                                5                 $1,565,887          2.34
Florida                                   14                 $3,540,554          5.29
Georgia                                    4                 $1,347,151          2.01
Illinois                                   4                 $1,475,850          2.20
Maryland                                   3                 $1,397,274          2.09
New Jersey                                 9                 $2,873,540          4.29
New York                                  12                 $4,385,477          6.55
North Carolina                             4                 $1,929,957          2.88
Texas                                     19                 $3,821,721          5.71
Other (less than 2%)                      45                 $11,385,947         16.99
-----------------------------------------------------------------------------------------------

Total                                     208                $66,968,574        100.00         %
===============================================================================================




                                      PURPOSE OF MORTGAGE LOANS
                                        Number of              Aggregate      Percent of
                                         Mortgage          Principal Balance   Mortgage
Loan Purpose                              Loans               Outstanding        Pool
-----------------------------------------------------------------------------------------------
Refinance (rate/term)                       76                $29,417,710        43.93         %
Purchase                                    78                $20,287,182        30.29
Refinance (cash-out)                        54                $17,263,683        25.78
-----------------------------------------------------------------------------------------------

Total                                      208                $66,968,574       100.00         %
===============================================================================================



                                       TYPE OF MORTGAGED PROPERTIES

                                        Number of              Aggregate      Percent of
                                         Mortgage          Principal Balance   Mortgage
Property Type                             Loans               Outstanding        Pool
-----------------------------------------------------------------------------------------------
Single-Family Residence                    158                $51,368,239        76.70         %
Planned-Unit Development                    40                $13,049,230        19.49
Low-Rise Condominium                        7                 $1,496,556         2.23
Two-to Four-Family Units                    2                  $674,600          1.01
High-Rise Condominium                       1                  $379,949          0.57
-----------------------------------------------------------------------------------------------

Total                                      208                $66,968,574       100.00         %
===============================================================================================



                                           OCCUPANCY TYPES

                                        Number of              Aggregate      Percent of
                                         Mortgage          Principal Balance   Mortgage
Occupancy Types                           Loans               Outstanding        Pool
-----------------------------------------------------------------------------------------------
Primary Residence                          202                $65,072,666        97.17         %
Secondary Residence                         4                 $1,286,546         1.92
Investor Property                           2                  $609,362          0.91
-----------------------------------------------------------------------------------------------

Total                                      208                $66,968,574       100.00         %
===============================================================================================




                                     REMAINING TERMS TO MATURITY

                                      Number of               Aggregate       Percent of
Remaining Term to                      Mortgage           Principal Balance    Mortgage
Maturity (Months)                       Loans                Outstanding         Pool
-----------------------------------------------------------------------------------------------
335                                       15                 $4,310,135          6.44          %
334                                       48                 $17,159,731         25.62
333                                       41                 $14,394,397         21.49
332                                       20                 $6,168,302          9.21
331                                       11                 $3,217,173          4.80
330                                       3                   $713,314           1.07
329                                       13                 $4,973,814          7.43
328                                       7                  $2,078,317          3.10
327                                       4                   $837,620           1.25
326                                       4                   $876,484           1.31
325                                       7                  $1,620,991          2.42
324                                       5                  $1,265,828          1.89
322                                       1                   $285,424           0.43
321                                       2                   $642,902           0.96
320                                       2                   $960,780           1.43
317                                       4                  $1,378,717          2.06
315                                       2                   $725,377           1.08
312                                       1                   $153,787           0.23
307                                       2                   $454,598           0.68
306                                       1                   $314,066           0.47
305                                       1                   $567,794           0.85
302                                       1                   $286,947           0.43
289                                       1                   $318,731           0.48
281                                       2                   $132,787           0.20
273                                       1                   $337,420           0.50
271                                       2                   $498,756           0.74
247                                       1                    $95,549           0.14
241                                       1                   $346,283           0.52
240                                       1                   $316,151           0.47
215                                       1                   $314,140           0.47
213                                       2                   $691,233           1.03
182                                       1                   $531,027           0.79
-----------------------------------------------------------------------------------------------

Total                                    208                 $66,968,574        100.00          %
===============================================================================================

                                   EXHIBIT 2


                                                                             Distribution Date:  3/25/04
     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236              Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                         Series 2001-32


                                 Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------
                                    Certificate                    Pass
                         Class          Rate       Beginning      Through      Principal       Interest
   Class      Cusip    Description      Type        Balance      Rate (%)     Distribution   Distribution
-----------------------------------------------------------------------------------------------------------
     A1     12669CLH1    Senior      Fix-30/360            0.00     5.000000           0.00          0.00
     A2     12669CLJ7    Senior      Var-30/360            0.00     1.420000           0.00          0.00
     A3     12669CLK4   Strip IO     Var-30/360            0.00     7.080000           0.00          0.00
     A4     12669CLL2    Senior      Fix-30/360            0.00     5.400000           0.00          0.00
     A5     12669CLM0    Senior      Fix-30/360    7,665,664.09     6.500000   6,411,362.30     41,318.12
     A6     12669CLN8    Senior      Var-30/360            0.00     2.440000           0.00          0.00
     A7     12669CLP3    Senior      Var-30/360            0.00    24.093327           0.00          0.00
     A8     12669CLQ1    Senior      Var-30/360            0.00     2.500000           0.00          0.00
     A9     12669CLR9    Senior      Var-30/360            0.00    23.833326           0.00          0.00
    A10     12669CLS7    Senior      Fix-30/360   30,000,000.00     6.500000           0.00    161,700.73
    A11     12669CLT5    Senior      Fix-30/360   19,700,000.00     6.500000           0.00    106,183.48
    A12     12669CLU2    Senior      Fix-30/360      300,000.00     6.500000           0.00      1,617.01
     PO     12669CLV0   Strip PO     Fix-30/360      862,740.47     0.000000      56,069.95          0.00
     X      12669CPG9   Strip IO     Fix-30/360   44,586,184.41     0.579715           0.00     21,433.44
     AR     12669CLW8    Senior      Fix-30/360            0.00     6.500000           0.00          0.00
===========================================================================================================
     M      12669CLX6    Junior      Fix-30/360    6,741,025.65     6.500000       6,575.00     36,334.29
     B1     12669CLY4    Junior      Fix-30/360    2,889,010.99     6.500000       2,817.86     15,571.84
     B2     12669CLZ1    Junior      Fix-30/360    2,407,509.16     6.500000       2,348.21     12,976.53
     B3     12669CPP9    Junior      Fix-30/360      963,003.66     6.500000         939.29      5,190.61
     B4     12669CPQ7    Junior      Fix-30/360      963,003.66     6.500000         939.29      5,190.61
     B5     12669CPR5    Junior      Fix-30/360      880,284.11     6.500000         858.60      4,744.75
-----------------------------------------------------------------------------------------------------------

   Totals                                         73,372,241.79                6,481,910.50    412,261.41
-----------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                                         Current                   Cumulative
                             Total       Realized       Ending      Realized
   Class      Cusip       Distribution    Losses       Balance       Losses
-------------------------------------------------------------------------------
     A1     12669CLH1              0.00        0.00           0.00        0.00
     A2     12669CLJ7              0.00        0.00           0.00        0.00
     A3     12669CLK4              0.00        0.00           0.00        0.00
     A4     12669CLL2              0.00        0.00           0.00        0.00
     A5     12669CLM0      6,452,680.41        0.00   1,254,301.80        0.00
     A6     12669CLN8              0.00        0.00           0.00        0.00
     A7     12669CLP3              0.00        0.00           0.00        0.00
     A8     12669CLQ1              0.00        0.00           0.00        0.00
     A9     12669CLR9              0.00        0.00           0.00        0.00
    A10     12669CLS7        161,700.73        0.00  30,000,000.00        0.00
    A11     12669CLT5        106,183.48        0.00  19,700,000.00        0.00
    A12     12669CLU2          1,617.01        0.00     300,000.00        0.00
     PO     12669CLV0         56,069.95        0.00     806,670.52        0.00
     X      12669CPG9         21,433.44        0.00  40,503,574.63        0.00
     AR     12669CLW8              0.00        0.00           0.00        0.00
================================================================================
     M      12669CLX6         42,909.29        0.00   6,734,450.66        0.00
     B1     12669CLY4         18,389.70        0.00   2,886,193.14        0.00
     B2     12669CLZ1         15,324.75        0.00   2,405,160.95        0.00
     B3     12669CPP9          6,129.90        0.00     962,064.38        0.00
     B4     12669CPQ7          6,129.90        0.00     962,064.38        0.00
     B5     12669CPR5          5,603.35  -78,242.97     957,668.48    5,472.00
-------------------------------------------------------------------------------

   Totals                  6,894,171.91  -78,242.97  66,968,574.31    5,472.00
-------------------------------------------------------------------------------



                                                                                Distribution Date:  3/25/04
     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                 Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                   Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                             Series 2001-32


                                             Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------
                            Original          Beginning        Scheduled                  Unscheduled        Net
                          Certificate        Certificate       Principal     Accretion     Principal      Principal
   Class      Cusip         Balance            Balance        Distribution   Principal    Adjustments    Distribution
-----------------------------------------------------------------------------------------------------------------------
     A1     12669CLH1       7,000,000.00              0.00            0.00          0.00         0.00            0.00
     A2     12669CLJ7      76,720,903.00              0.00            0.00          0.00         0.00            0.00
     A3     12669CLK4      76,720,903.00              0.00            0.00          0.00         0.00            0.00
     A4     12669CLL2     129,947,097.00              0.00            0.00          0.00         0.00            0.00
     A5     12669CLM0       8,100,000.00      7,665,664.09    6,411,362.30          0.00         0.00    6,411,362.30
     A6     12669CLN8     113,404,687.00              0.00            0.00          0.00         0.00            0.00
     A7     12669CLP3      26,170,313.00              0.00            0.00          0.00         0.00            0.00
     A8     12669CLQ1      56,422,437.00              0.00            0.00          0.00         0.00            0.00
     A9     12669CLR9      13,020,563.00              0.00            0.00          0.00         0.00            0.00
    A10     12669CLS7      30,000,000.00     30,000,000.00            0.00          0.00         0.00            0.00
    A11     12669CLT5      19,700,000.00     19,700,000.00            0.00          0.00         0.00            0.00
    A12     12669CLU2         300,000.00        300,000.00            0.00          0.00         0.00            0.00
     PO     12669CLV0       3,713,585.07        862,740.47       56,069.95          0.00         0.00       56,069.95
     X      12669CPG9     354,550,879.00     44,586,184.41            0.00          0.00         0.00            0.00
     AR     12669CLW8             100.00              0.00            0.00          0.00         0.00            0.00
=======================================================================================================================
     M      12669CLX6       7,000,000.00      6,741,025.65        6,575.00          0.00         0.00        6,575.00
     B1     12669CLY4       3,000,000.00      2,889,010.99        2,817.86          0.00         0.00        2,817.86
     B2     12669CLZ1       2,500,000.00      2,407,509.16        2,348.21          0.00         0.00        2,348.21
     B3     12669CPP9       1,000,000.00        963,003.66          939.29          0.00         0.00          939.29
     B4     12669CPQ7       1,000,000.00        963,003.66          939.29          0.00         0.00          939.29
     B5     12669CPR5       1,000,314.93        880,284.11          858.60          0.00         0.00          858.60
-----------------------------------------------------------------------------------------------------------------------

   Totals                 500,000,000.00     73,372,241.79    6,481,910.50          0.00         0.00    6,481,910.50
-----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------
                          Current         Ending           Ending
                         Realized       Certificate     Certificate
   Class      Cusip       Losses          Balance          Factor
----------------------------------------------------------------------
     A1     12669CLH1          0.00             0.00    0.00000000000
     A2     12669CLJ7          0.00             0.00    0.00000000000
     A3     12669CLK4          0.00             0.00    0.00000000000
     A4     12669CLL2          0.00             0.00    0.00000000000
     A5     12669CLM0          0.00     1,254,301.80    0.15485207355
     A6     12669CLN8          0.00             0.00    0.00000000000
     A7     12669CLP3          0.00             0.00    0.00000000000
     A8     12669CLQ1          0.00             0.00    0.00000000000
     A9     12669CLR9          0.00             0.00    0.00000000000
    A10     12669CLS7          0.00    30,000,000.00    1.00000000000
    A11     12669CLT5          0.00    19,700,000.00    1.00000000000
    A12     12669CLU2          0.00       300,000.00    1.00000000000
     PO     12669CLV0          0.00       806,670.52    0.21722150137
     X      12669CPG9          0.00    40,503,574.63    0.11423910369
     AR     12669CLW8          0.00             0.00    0.00000000000
======================================================================-
     M      12669CLX6          0.00     6,734,450.66    0.96206437977
     B1     12669CLY4          0.00     2,886,193.14    0.96206437977
     B2     12669CLZ1          0.00     2,405,160.95    0.96206437977
     B3     12669CPP9          0.00       962,064.38    0.96206437977
     B4     12669CPQ7          0.00       962,064.38    0.96206437977
     B5     12669CPR5    -78,242.97       957,668.48    0.95736697952
----------------------------------------------------------------------

   Totals                -78,242.97    66,968,574.31
----------------------------------------------------------------------



                                                                                                      Distribution Date:  3/25/04
     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                          Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                             Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                        Series 2001-32

                                                        Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
             Beginning        Pass         Accrued    Cumulative                 Total           Net       Unscheduled
            Certificate      Through       Optimal      Unpaid      Deferred    Interest      Prepayment     Interest     Interest
   Class      Balance       Rate (%)       Interest    Interest     Interest      Due       Int Shortfall   Adjustment       Paid
-----------------------------------------------------------------------------------------------------------------------------------
    A1              0.00      5.000000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A2              0.00      1.420000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A3              0.00      7.080000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A4              0.00      5.400000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A5      7,665,664.09      6.500000     41,522.35         0.00     0.00      41,522.35     204.23          0.00       41,318.12
    A6              0.00      2.440000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A7              0.00     24.093327          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A8              0.00      2.500000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A9              0.00     23.833326          0.00         0.00     0.00           0.00       0.00          0.00            0.00
    A10    30,000,000.00      6.500000    162,500.00         0.00     0.00     162,500.00     799.27          0.00      161,700.73
    A11    19,700,000.00      6.500000    106,708.33         0.00     0.00     106,708.33     524.85          0.00      106,183.48
    A12       300,000.00      6.500000      1,625.00         0.00     0.00       1,625.00       7.99          0.00        1,617.01
    PO        862,740.47      0.000000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
     X     44,586,184.41      0.579715     21,539.38         0.00     0.00      21,539.38     105.94          0.00       21,433.44
    AR              0.00      6.500000          0.00         0.00     0.00           0.00       0.00          0.00            0.00
===================================================================================================================================
     M      6,741,025.65      6.500000     36,513.89         0.00     0.00      36,513.89     179.60          0.00       36,334.29
    B1      2,889,010.99      6.500000     15,648.81         0.00     0.00      15,648.81      76.97          0.00       15,571.84
    B2      2,407,509.16      6.500000     13,040.67         0.00     0.00      13,040.67      64.14          0.00       12,976.53
    B3        963,003.66      6.500000      5,216.27         0.00     0.00       5,216.27      25.66          0.00        5,190.61
    B4        963,003.66      6.500000      5,216.27         0.00     0.00       5,216.27      25.66          0.00        5,190.61
    B5        880,284.11      6.500000      4,768.21         0.00     0.00       4,768.21      23.45          0.00        4,744.75
-----------------------------------------------------------------------------------------------------------------------------------

   Total s  73,372,241.79                 414,299.18         0.00     0.00     414,299.18   2,037.76          0.00      412,261.41
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                    Distribution Date:  3/25/04
     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                          Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                    Series 2001-32

                                                     Current Payment Information
                                                          Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                Original          Beginning Cert.                                      Ending Cert.       Pass
                              Certificate           Notional         Principal         Interest          Notional        Through
   Class        Cusip           Balance              Balance       Distribution      Distribution        Balance         Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
    A1        12669CLH1         7,000,000.00        0.000000000      0.000000000      0.000000000       0.000000000       5.000000
    A2        12669CLJ7        76,720,903.00        0.000000001      0.000000000      0.000000000       0.000000001       1.420000
    A3        12669CLK4        76,720,903.00        0.000000001      0.000000000      0.000000000       0.000000001       7.080000
    A4        12669CLL2       129,947,097.00        0.000000000      0.000000000      0.000000000       0.000000000       5.400000
    A5        12669CLM0         8,100,000.00      946.378282808    791.526209260      5.101001925     154.852073549       6.500000
    A6        12669CLN8       113,404,687.00        0.000000000      0.000000000      0.000000000       0.000000000       2.440000
    A7        12669CLP3        26,170,313.00        0.000000000      0.000000000      0.000000000       0.000000000      24.093327
    A8        12669CLQ1        56,422,437.00        0.000000000      0.000000000      0.000000000       0.000000000       2.500000
    A9        12669CLR9        13,020,563.00        0.000000000      0.000000000      0.000000000       0.000000000      23.833326
    A10       12669CLS7        30,000,000.00    1,000.000000000      0.000000000      5.390024282   1,000.000000000       6.500000
    A11       12669CLT5        19,700,000.00    1,000.000000000      0.000000000      5.390024282   1,000.000000000       6.500000
    A12       12669CLU2           300,000.00    1,000.000000000      0.000000000      5.390024282   1,000.000000000       6.500000
    PO        12669CLV0         3,713,585.07      232.320104359     15.098602986      0.000000000     217.221501373       0.000000
     X        12669CPG9       354,550,879.00      125.753980742      0.000000000      0.060452367     114.239103692       0.579715
    AR        12669CLW8               100.00        0.000000000      0.000000000      0.000000000       0.000000000       6.500000
===================================================================================================================================
     M        12669CLX6         7,000,000.00      963.003664968      0.939285198      5.190613138     962.064379770       6.500000
    B1        12669CLY4         3,000,000.00      963.003664968      0.939285198      5.190613138     962.064379770       6.500000
    B2        12669CLZ1         2,500,000.00      963.003664968      0.939285198      5.190613138     962.064379770       6.500000
    B3        12669CPP9         1,000,000.00      963.003664968      0.939285198      5.190613138     962.064379770       6.500000
    B4        12669CPQ7         1,000,000.00      963.003664968      0.939285198      5.190613138     962.064379770       6.500000
    B5        12669CPR5         1,000,314.93      880.006965502      0.858325586      4.743258913     957.366979518       6.500000
-----------------------------------------------------------------------------------------------------------------------------------

  Totals                      500,000,000.00      146.744483580     12.963821000      0.824522820     133.937148620
-----------------------------------------------------------------------------------------------------------------------------------



     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                          Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                    Series 2001-32


Pool Level Data
Distribution Date                                                                                                      3/25/04
Cut-off Date                                                                                                          12/ 1/01
Determination Date                                                                                                     3/ 1/04
Accrual Period 30/360                             Begin                                                                2/ 1/04
                                                  End                                                                  3/ 1/04
Number of Days in 30/360 Accrual Period                                                                                     30


-----------------------------------------------------------------------
                       Collateral Information
-----------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                            500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                73,372,241.81
Ending Aggregate Pool Stated Principal Balance                                                                   66,968,574.31
Beginning Prefunded Amount                                                                                                0.00
Ending Prefunded Amount                                                                                                   0.00

Beginning Aggregate Certificate Stated Principal Balance                                                         73,372,241.81
Ending Aggregate Certificate Stated Principal                                                                    66,968,574.31
Balance

Beginning Aggregate Loan Count                                                                                             226
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                             18
Ending Aggregate Loan Count                                                                                                208

Beginning Weighted Average Loan Rate (WAC)                                                                           7.037275%
Ending Weighted Average Loan Rate (WAC)                                                                              7.034165%

Beginning Net Weighted Average Loan Rate                                                                             6.775846%
Ending Net Weighted Average Loan Rate                                                                                6.773129%

Weighted Average Maturity (WAM) (Months)                                                                                   333

Servicer Advances                                                                                                    14,103.85

Aggregate Pool Prepayment                                                                                         6,331,914.26
Pool Prepayment Rate                                                                                               66.1803 CPR



     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                          Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                    Series 2001-32


--------------------------------------------------------------------------
                          Certificate Information
--------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                               79.5284245871%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                          20.4715754129%
Subordinate Prepayment Percentage                                                                                0.0000000000%


Certificate Account

Beginning Balance                                                                                                         0.00

Deposit
Payments of Interest and Principal                                                                                6,823,720.33
Liquidation Proceeds                                                                                                      0.00
All Other Proceeds                                                                                                        0.00
Other Amounts                                                                                                             0.00
Total Deposits                                                                                                    6,823,720.33


Withdrawals
Reimbursement of Servicer Advances                                                                                        0.00
Payment of Master Servicer Fees                                                                                       7,642.94
Payment of Sub Servicer Fees                                                                                            148.48
Payment of Other Fees                                                                                                     0.00
Payment of Insurance Premium(s)                                                                                           0.00
Payment of Personal Mortgage Insurance                                                                                    0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                          0.00
Payment of Principal and Interest                                                                                 6,894,171.89
                                                                                                                  ------------
Total Withdrawals                                                                                                 6,901,963.31

Ending Balance                                                                                                      -78,242.98


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                             9,680.71
Compensation for Gross PPIS from Servicing Fees                                                                       7,642.94
Other Gross PPIS Compensation                                                                                             0.00
                                                                                                                      --------


     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                          Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                    Series 2001-32




Total Net PPIS (Non-Supported PPIS)                                                                                   2,037.77
Master Servicing Fees Paid                                                                                            7,642.94
Sub Servicing Fees Paid                                                                                                 148.48
Insurance Premium(s) Paid                                                                                                 0.00
Personal Mortgage Insurance Fees Paid                                                                                     0.00
Other Fees Paid                                                                                                           0.00
Total Fees                                                                                                            7,791.43


--------------------------------------------------------
                Delinquency Information
--------------------------------------------------------
Group 1

Delinquency                                               31-60 Days          61-90 Days           91+ Days             Totals
-----------                                               ----------          ----------           --------             ------
Scheduled Principal Balance                               753,342.66                0.00               0.00         753,342.66
Percentage of Total Pool Balance                           1.124920%           0.000000%          0.000000%          1.124920%
Number of Loans                                                    3                   0                  0                  3
Percentage of Total Loans                                  1.442308%           0.000000%          0.000000%          1.442308%

Foreclosure

Scheduled Principal Balance                                     0.00                0.00         514,611.64         514,611.64
Percentage of Total Pool Balance                           0.000000%           0.000000%          0.768438%          0.768438%
Number of Loans                                                    0                   0                  3                  3
Percentage of Total Loans                                  0.000000%           0.000000%          1.442308%          1.442308%

Bankruptcy
----------
Scheduled Principal Balance                                     0.00                0.00         485,481.72         485,481.72
Percentage of Total Pool Balance                           0.000000%           0.000000%          0.724940%          0.724940%
Number of Loans                                                    0                   0                  2                  2
Percentage of Total Loans                                  0.000000%           0.000000%          0.961538%          0.961538%



     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                          Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                    Series 2001-32


REO
---

Scheduled Principal Balance                                     0.00                0.00         203,576.02         203,576.02
Percentage of Total Pool Balance                           0.000000%           0.000000%          0.303987%          0.303987%
Number of Loans                                                    0                   0                  1                  1
Percentage of Total Loans                                  0.000000%           0.000000%          0.480769%          0.480769%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                              ( 78,242.98)
Total Realized Losses                                                                                                 5,125.98


--------------------------------------------------------------------------
                Subordination/Credit Enhancement Information
--------------------------------------------------------------------------

Protection                                                                                         Original            Current

Bankruptcy Loss                                                                                  100,000.00               0.00
Bankruptcy Percentage                                                                             0.020000%          0.000000%
Credit/Fraud Loss                                                                              5,000,000.00               0.00
Credit/Fraud Loss Percentage                                                                      1.000000%          0.000000%
Special Hazard Loss                                                                            5,000,000.00       1,930,169.60
Special Hazard Loss Percentage                                                                    1.000000%          2.882202%

Credit Support                                                                                     Original            Current

Class A                                                                                      484,499,685.07      52,060,972.32
Class A Percentage                                                                               96.899937%         77.739407%

Class M                                                                                        7,000,000.00       6,734,450.66
Class M Percentage                                                                                1.400000%         10.056136%

Class B1                                                                                       3,000,000.00       2,886,193.14
Class B1 Percentage                                                                               0.600000%          4.309772%

Class B2                                                                                       2,500,000.00       2,405,160.95
Class B2 Percentage                                                                               0.500000%          3.591477%

Class B3                                                                                       1,000,000.00         962,064.38
Class B3 Percentage                                                                               0.200000%          1.436591%



     THE
   BANK OF
     NEW
    YORK

101 Barclay St, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                          Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano
            212-815-8318                                    Series 2001-32


Credit Support                                                                                     Original            Current
--------------                                                                                     --------            -------

Class B4                                                                                       1,000,000.00         962,064.38
Class B4 Percentage                                                                               0.200000%          1.436591%

Class B5                                                                                       1,000,314.93         957,668.48
Class B5 Percentage                                                                               0.200063%          1.430027%

